UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 29, 2022

Date of Report (Date of earliest event reported)

PRINCETON BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	333-263313	Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

183 Bayard Lane, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

(609) 921-1700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On April 29, 2022, the stockholders of The Bank of Princeton (the “Bank”) approved the previously announced Agreement and Plan of Reorganization and Merger pursuant to which, subject to necessary regulatory approvals, the Bank will become a wholly owned subsidiary of Princeton Bancorp, Inc. (the “Registrant”), and each outstanding share of common stock of the Bank will be exchanged, by operation of law, for one share of common stock of the Registrant (we refer to this transaction as the “Reorganization”).

The Registrant expects to complete the Reorganization shortly after all conditions to the Reorganization are fulfilled, including obtaining the approval of the applicable regulatory agencies. The Registrant anticipates this will occur in the third quarter of 2022.

Forward-Looking Statements

The Registrant may from time to time make written or oral “forward-looking statements,” including statements contained in the Registrant’s filings with the SEC, in its reports to stockholders and in other communications by the Registrant (including this 8-K), which are made in good faith by the Registrant pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the Registrant’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Registrant’s control). The following factors, among others, could cause the Registrant’s and the Bank’s financial and other performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the failure to receive the necessary regulatory approval of the Reorganization; the extent of the adverse impact of the current global coronavirus outbreak on our customers, prospects and business, as well as the impact of any future pandemics or other natural disasters; civil unrest, rioting, acts or threats of terrorism, or actions taken by the local, state and Federal governments in response to such events, which could impact business and economic conditions in our market area, the strength of the United States economy in general and the strength of the local economies in which the Bank conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; market volatility; the value of the Bank’s products and services as perceived by actual and prospective customers, including the features, pricing and quality compared to competitors’ products and services; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; credit risk associated with the Bank’s lending activities; risks relating to the real estate market and the Bank’s real estate collateral; the impact of changes in applicable laws and regulations and requirements arising out of our supervision by banking regulators; other regulatory requirements applicable to the Registrant and the Bank; technological changes; acquisitions; changes in consumer spending and saving habits; those risks set forth in the Registrant’s Registration Statement No. 333-263313 on Form S-4 and the Bank’s Annual Report on Form 10-K for the year ended December 31, 2021 under the heading “Risk Factors,” and the success of the Registrant and the Bank at managing the risks involved in the foregoing.

The Registrant cautions that the foregoing list of important factors is not exclusive. The Registrant does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Registrant or the Bank, except as required by applicable law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCETON BANCORP, INC.

Dated: May 4, 2022	By:	/s/ George S. Rapp
George S. Rapp
Executive Vice President and
Chief Financial Officer

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